Exhibit 99.1

M & F WORLDWIDE CORP. TO ACQUIRE PEARSON’S DATA MANAGEMENT BUSINESS

NEW YORK, NY– February 14, 2008 -- M & F Worldwide Corp. (NYSE: MFW) today announced that it has entered into a definitive agreement for M & F Worldwide to acquire the Data Management business of Pearson plc for $225 million in cash, subject to post-closing adjustments.

Data Management is the Pearson business that designs, manufactures and services scannable data collection products, including printed forms, scanners and related software, and provides survey consulting and tracking services, including medical device tracking, to corporate and government clients.

M & F Worldwide is the indirect parent company of Scantron Corporation, which helps education and commercial organizations measure and improve effectiveness with assessment and survey solutions.  Scantron’s products and services include scannable forms, scanning equipment, survey services and testing software and related services.  Following completion of this acquisition, it is expected that Data Management will be operated by and integrated with Scantron.

Commenting on the announcement, President and Chief Executive Officer of M & F Worldwide, Barry F. Schwartz, said “Since M & F Worldwide acquired Harland in 2007, we have been focusing on growth opportunities for the businesses we had acquired. The acquisition of Pearson Data Management is another result of these efforts.”

President and CEO of Scantron, Jeff Heggedahl, stated, "This combination allows us to capitalize on the relative strengths of both organizations and provide significant value to our respective customers through an expanded offering of complementary products and services.”

Data Management’s businesses generated over $114 million in revenues in 2007.  The acquisition, which is anticipated to be accretive to M & F Worldwide’s earnings, is expected to close in the first quarter of 2008, subject to the satisfaction of customary closing conditions.  The Department of Justice had previously granted early termination of the waiting period applicable to this transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  M & F Worldwide expects to finance the acquisition with cash on hand.

About M & F Worldwide Corp.

M & F Worldwide Corp. has four business lines, which are operated by its wholly owned  subsidiaries Harland Clarke Holdings Corp. (through Harland Clarke Corp., Harland Financial Solutions, Inc. and Scantron Corporation) and Mafco Worldwide Corporation. Harland Clarke offers checks and related products, forms and treasury supplies, and related delivery and fraud prevention services. It also provides specialized direct marketing and contact center services to its financial and commercial institution clients. Harland Financial Solutions provides products and services including lending and mortgage origination and servicing applications, business intelligence solutions, customer relationship management software, branch automation solutions, core processing systems and services and field maintenance services, principally targeted to community banks and credit unions. Scantron provides testing and assessment solutions to schools in North America, offers specialized data collection solutions to educational and commercial institutions and collects and manages survey information for a wide variety of Fortune 1000 organizations. Scantron’s products and services include scannable forms, scanning equipment, survey services and testing software and related services.  Mafco Worldwide produces licorice products for sale to the tobacco, food, pharmaceutical and confectionery industries.

Note with respect to M & F Worldwide:

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  M & F Worldwide's actual results may differ materially from those discussed in such forward-looking statements.  In addition to factors described in M & F Worldwide's Securities and Exchange Commission filings and others (including in the risk factors set forth in the Quarterly Reports on Form 10-Q of M & F Worldwide and Harland Clarke Holdings Corp., respectively, each filed with the Securities and Exchange Commission on August 9, 2007), the following factors could cause M & F Worldwide's actual results to differ materially from those expressed in any forward-looking statements made by M & F Worldwide: (a) consolidation among financial institutions and other adverse changes among the large clients on which Harland Clarke Holdings Corp. depends, resulting in decreased revenues; (b) lower than expected cash flow from operations; (c) significant increases in interest rates; (d) unfavorable foreign currency fluctuations; (e) the Company's substantial indebtedness; (f) the inability to consummate the transaction described above on terms favorable to M & F Worldwide or at all; (g) the inability to retain the Company’s clients, including as a result of the transaction referred to above; (h) the inability to retain the Company’s key employees and management, including as a result of the transaction referred to above; (i) variations in contemplated brand strategies, business locations, management positions and other business decisions in connection with integrating the Data Management business; (j) the Company’s ability to successfully integrate Data Management into our business and manage future acquisitions; (k) the ability to implement any or all components of our business strategy, including with respect to growth prospects or opportunities, or realize all of our expected cost savings or synergies from the acquisition; and (l) the acquisition of Data Management otherwise not being successful from a financial point of view, including by not being accretive to M & F Worldwide’s earnings.

Contacts:
Christine Taylor M & F Worldwide Corp. Tel: 212-572-5988